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                                                               Exhibit 99.14(a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information, included in Post-Effective Amendment Number 45, to the Registration Statement (Form N-1A, No. 33-7638) dated January 1, 2005 of MFS Core Growth Fund (a series of MFS Series Trust I); and to the incorporation by reference of our report, dated October 8, 2004, relating to the financial statements and financial highlights appearing in the August 31, 2004 Annual Report to Shareholders of MFS Core Growth Fund (a series of MFS Series Trust I); which Prospectus, Statement of Additional Information and Annual Report to Shareholders are incorporated by reference in the Prospectus/Proxy Statement and Statement of Additional Information included in this Registration Statement on Form N-14 of MFS Series Trust I.

We further consent to the references to our firm under the caption "Independent Registered Public Accounting Firm" in the Prospectus/Proxy Statement and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information included in this Registration Statement on Form N-14 of MFS Series Trust I.

                                                   ERNST & YOUNG LLP

Boston, Massachusetts
February 16, 2005